Exhibit 10.7

PROMISSORY NOTE

U.S. $339,015.55                                                                                                                                                 September 2, 2015

The undersigned, ActiveCare, Inc., a Delaware corporation ("Borrower"), promises to pay ADP Management Corporation, a Utah corporation ("Lender"), at 1401 North 1075 West, Suite 240, Farmington, Utah 84025 or at such other place as Lender may designate in writing, the original principal sum of $339,015.55 together with other amounts which may become due in accordance with the following provisions of this Promissory Note (this "Note").

1.
Transfer of Advances. Lender advanced to Borrower the aggregate sum of $339,015.55 including interest between June 1, 2013 and July 10, 2015 as delineated in Exhibit A attached hereto. Borrower and Lender desire that the owed amount be repaid to Lender on the terms set forth in this Note.

2.	Interest Rate. Interest shall accrue at 18% annually; commencing September 1, 2015 compounding daily until paid in full.

3.	Payment of Principal and Maturity Date. This Note shall be due along with interest on January 1, 2017 (the "Maturity Date").

4.
Prepayment. Borrower shall have the right to prepay the indebtedness, in full or in part and without penalty or payment of any fee or premium, at any time prior to the Maturity Date upon fifteen (15) days of written notice to Lender.

5.	Severability. If any term or condition of this Note shall be held to be invalid or unenforceable, the rest of this Note shall be enforced without the invalid or the unenforceable provision.

6.	Notice. Notices which are given pursuant to this Note shall be as follows:

Lender:
ADP Management Corporation
1401 North 1075 West, Suite 240
Farmington, Utah 84025

Borrower:
ActiveCare, Inc.
1365 West Business Park Drive
Orem, Utah 84058

7.	References. Whenever used herein, the words "Borrower" and "Lender" shall be deemed to include their respective heirs, devisees, personal representatives, successors and assigns.

8.
Governing Law.  This Note shall be construed according to and governed by the laws of the State of Utah.  The parties consent to the exclusive jurisdiction of any court of competent jurisdiction located in the State of Utah.

9.
Unconditional Obligation; No Offset. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset, deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments called for herein in accordance with the terms of this Note.

10.
Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

11.
Payment of Collection Costs. If this Note is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Lender otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note, then Borrower shall pay the costs incurred by Lender for such collection, enforcement or action including, without limitation, attorneys' fees and disbursements.

12.	Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note.

13.
Assignments. Borrower may not assign this Note without the prior written consent of Lender. This Note may be offered, sold, assigned, pledged, encumbered or transferred by Lender without the consent of Borrower.

14.
Arbitration of Claims. Borrower and Lender shall submit all Claims (as defined in Exhibit A) arising under this Note or other agreements between them and their affiliates to binding arbitration pursuant to the arbitration provisions set forth in Exhibit A attached hereto (the "Arbitration Provisions"). Borrower and Lender hereby acknowledge and agree that the Arbitration Provisions are unconditionally binding on the parties hereto and are severable from all other provisions of this Note. Any capitalized term not defined in the Arbitration Provisions shall have the meaning set forth in this Note. By executing this Note, Borrower represents, warrants and covenants that Borrower has reviewed the Arbitration Provisions carefully, consulted with legal counsel about such provisions (or waived its right to do so), understands that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in the Arbitration Provisions, and that Borrower will not take a position contrary to the foregoing representations. Borrower acknowledges and agrees that Lender may rely upon the foregoing representations and covenants of Borrower regarding the Arbitration Provisions.

15.
Waiver of Jury Trial. EACH PARTY TO THIS NOTE IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY'S RIGHT TO DEMAND TRIAL BY JURY.

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IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Exchange Date.

Borrower:                                                      ActiveCare, Inc.

By: _________________________
           Jeff Peterson, CFO

Lender:                                        ADP Management Corporation

By: __________________________
         Marsha Derrick, President

[Signature page to Promissory Note]

EXHIBIT A

12/02/14	Factor Commission	$4,000
12/03/14	Short Swing Liability	(625)
1/21/15	Advance	$40,000
4/1/15	Mintz Advance	$95,000
6/19/15	Advance	$75,000
7/10/15	Advance	$100,000
2013	Note Payable	$15,000
6/30/15	Interest	_$10,640.55
Total		$339,015.55